UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    October 21, 2003

Pivotal Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

000-26867	98-0366456

(Commission file number)	(I.R.S. Employer Identification No.)

Suite 700 – 858 Beatty Street
Vancouver, British Columbia, V6B 1C1

(Address of Principal Executive Offices and Zip Code)

Telephone (604) 699-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Item 9.   Regulation FD Disclosure

Exhibit
Number	Description

23.1*	Consent of Borden Ladner Gervais LLP

23.2*	Consent of RBC Dain Rauscher Inc.

99.1*	Notice of Extraordinary General Meeting to be held on November 18, 2003 and Management Information Circular and Notice of Hearing of Petition for Arrangement under the British Columbia Company Act relating to a proposed arrangement involving Pivotal Corporation and its common shareholders and 675786 B.C. Ltd., a wholly-owned subsidiary of Talisma Corp. dated October 21, 2003

*	The information set forth in this Item and the documents attached as exhibits to this Form 8-K are hereby incorporated by reference into the Registration Statements of Pivotal Corporation filed on Form S-8 (Nos. 333-42460, 333-39922, 333-93607).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

PIVOTAL CORPORATION
Date: October 23, 2003
/s/ Divesh Sisodraker Divesh Sisodraker
Chief Financial Officer